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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Name                                 Jurisdiction of Incorporation
----                                 -----------------------------
Avanex Cayman                        Cayman Islands

Avanex U.S.A. Corporation            Delaware

LambdaFlex, Inc.                     Delaware

Pearl Acquisition Corp.              Delaware